Exhibit 23.2

We consent to the reference to our firm under the caption "Experts" in the registration Statement (Form S-3) and related Prospectus of United Stationers Inc. for the registration of 672,000 shares of its Class A Common stock and  to the incorporation by reference therein of our report dated  June  27,  1995,  with respect  to  the  consolidated financial  statements of United Stationers Inc. included  in its  Transition Report on Form 10-K as of and for the  seven months  ended March 30, 1995, filed with the Securities  and

Exchange Commission.



                                   /s/ Ernst & Young LLP



Chicago, Illinois
September 18, 1995